UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010

NEXAIRA WIRELESS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153868
(Commission File Number)

20-8748507
(IRS Employer Identification No.)

#1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8
(Address of principal executive offices and Zip Code)

(604) 682-5629
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities.

Effective April 28, 2010 we closed the first tranche of 575,000 units of a non-brokered private placement of up to 1,000,000 units at a price of US $1.00 per unit for gross proceeds of US$575,000. Each unit is comprised of one common share and one common share purchase warrant. Each non-transferable warrant entitles the holder to purchase one additional share of common stock of our company at a price of $1.50 per share for two years from closing. We issued the units to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act.

We expect to close all or a portion of the balance of the private placement of up to 425,000 units before June 1, 2010 or earlier as determined by the directors of the Company.

None of the securities offered or sold under the private placement have been or will be registered under the Act and none of them may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act. Each of the securities issued will be a “restricted security” under the Act and will be subject to a hold period under applicable U.S. and Canadian securities laws.

We intend to use the cash proceeds of the private placement for the continued development of our company’s 3G/4G routing technology and for general working capital and corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(c) EXHIBITS

10.1*	Form of Subscription Agreement for Non-US Persons

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXAIRA WIRELESS INC.

By:	“Mark Sampson”
Name:	Mark Sampson
Title:	President, Chief Executive Officer and Director
Dated:	April 29, 2010